Exhibit 5.1

Direct:	+852 2801 6066
Cell:	+852 6621 8994
E-mail:	rthorp@traversthorpalberga.com

Kimree, Inc.

Xiagang Section , Luotang Village, Shuikou Street

Huicheng District, Huizhou

Guangdong Province 516005

People’s Republic of China

[        ] 2014

Dear Sirs

Kimree, Inc.

We have acted as Cayman Islands legal advisers to Kimree, Inc. (the “Company”) in connection with the Company’s registration statement on Form F-1, including all amendments or supplements thereto, filed with the United States Securities and Exchange Commission (the “Commission”) under the United States Securities Act of 1933 (the “Act”), as amended (the “Registration Statement”), related to the offering by the Company of American Depositary Shares representing certain ordinary shares, par value US$0.00001 per share (the “Shares”).  This opinion is given in accordance with the terms of the Legal Matters section of the Registration Statement.

1                                         Documents Reviewed

For the purposes of this opinion we have reviewed originals, copies, drafts or conformed copies of the documents listed in Schedule 1 to this opinion, being all of the documents necessary to form our opinion.  Defined terms shall have the meanings set out in Schedule 1 or in the Registration Statement.

2                                         Assumptions

The following opinions are given only as to and based on circumstances and matters of fact existing at the date hereof and as to the laws of the Cayman Islands as the same are in force at the date hereof.  In giving this opinion, we have relied upon the completeness and accuracy (and assumed the continuing completeness and accuracy as at the date hereof) of the Director’s Certificate, as to matters of fact, without further verification and have assumed that copy documents or drafts of documents provided to us are true and complete copies of, or in the final forms of, the originals.

3                                         Opinions

Based upon, and subject to, the foregoing assumptions, and having regard to such legal considerations as we deem relevant, we are of the opinion that:

3.1                               the Company has been duly incorporated and is validly existing and in good standing under the laws of the Cayman Islands;

3.2                               the shares to be offered and issued by the Company as contemplated by the Registration Statement have been duly authorised for issue, and when issued by the Company against payment in full of the consideration, in accordance with the terms set out in the Registration Statement and duly registered in the Company’s Register of Members (shareholders), such Shares will be validly issued, fully paid and non-assessable; and

3.3                               the statements under the caption “Taxation” in the prospectus forming part of the Registration Statement, to the extent that they constitute statements of Cayman Islands law, are accurate in all material respects and such statements constitute our opinion.

We hereby consent to the prospectus discussion of this opinion, to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the headings “Enforceability of Civil Liabilities” and “Legal Matters” and elsewhere in the prospectus included in the Registration Statement. In providing our consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the Rules and Regulations of the Commission thereunder.

This opinion is limited to the matters detailed herein and is not to be read as an opinion with respect to any other matter.

Yours faithfully

TRAVERS THORP ALBERGA

SCHEDULE 1

List of Documents Reviewed

1                                         the Certificate of Incorporation dated 7 May 2014;

2                                         a Certificate of Good Standing issued by the Registrar of Companies in the Cayman Islands dated [     ] 2014;

3                                         the Memorandum and Articles of Association of the Company as adopted on the Company’s incorporation on 7 May 2014 (the “Pre-IPO M&A”);

4                                         the Amended and Restated Memorandum and Articles of Association of the Company as conditionally adopted by a special resolution passed on [      ] 2014 and effective immediately upon completion of the Company’s IPO (the “IPO M&A”);

5                                         the written resolutions of the board of Directors dated [     ] 2014 (the “IPO Board Resolutions”);

6                                         the written resolutions of the shareholders of the Company dated [     ] 2014 (the “Shareholders’ Resolutions”, together with the IPO Board Resolutions are referred to as the “Resolutions”);

7                                         the register of members of the Company (the “Register of Members”);

8                                         the register of directors of the Company;

9                                         a certificate from a Director of the Company addressed to this firm, a copy of which is attached hereto (the “Director’s Certificate”); and

10                                  the Registration Statement.